Exhibit 5.1

McGuireWoods LLP 201 North Tryon Street Suite 3000 Charlotte, NC 28202-2146 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com

February 28, 2022

ExlService Holdings, Inc.

320 Park Avenue, 29th Floor

New York, New York 10022

ExlService Holdings, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to ExlService Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and resale by a certain selling securityholder of the Company of 310,394 shares of the Company’s common stock, par value $0.001 per share (the “Securities”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

The Securities are described in the Registration Statement. The Securities were issued in a private transaction exempt from the registration requirements of the Securities Act pursuant to a Payoff and Termination Agreement dated August 27, 2021 between the Company and Orogen Echo LLC, an affiliate of The Orogen Group (the “Payoff and Termination Agreement” or the “Subject Document”).

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC;

(b) the prospectus contained in the Registration Statement (the “Prospectus”); and

(c) the Payoff and Termination Agreement.

In addition, we have examined and relied upon the following:

(i) a certificate from the Corporate Secretary of the Company certifying as to (A) true and correct copies of the Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws of the Company and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company; and (2) the issuance of the Securities by the Company with respect to such Securities;

ExlService Holdings, Inc.

February 28, 2022

(ii) a certificate dated February 25, 2022 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Document (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Signatures. The signatures of individuals who signed the Subject Document are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Document were, as of the date the Subject Document was executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof. All parties to the Subject Document had, as of the date the Subject Document was executed and delivered, the capacity and full power and authority to execute, deliver and perform the Subject Document and the documents required or permitted to be delivered and performed thereunder. All individuals who signed the Subject Document had, as of the date the Subject Document was executed and delivered, the legal capacity to execute the Subject Document.

(e) Authorization, Execution and Delivery of Subject Document. The Subject Document and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f) Subject Document Binding on Certain Parties. The Subject Document and the documents required or permitted to be delivered thereunder were, as of the date the Subject Document was executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company.

ExlService Holdings, Inc.

February 28, 2022

(g) Registration. The Registration Statement shall have become effective under the Securities Act automatically upon filing thereof, and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Securities were validly issued, fully paid and non-assessable.

Our opinion set forth above is limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP